UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 15, 2018

QTS Realty Trust, Inc.

QualityTech, LP

(Exact name of registrant as specified in its charter)

Maryland (QTS Realty Trust, Inc.) Delaware (QualityTech, LP)	001-36109 333-201810	46-2809094 27-0707288
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

12851 Foster Street Overland Park, KS	66213
(Address of principal executive offices)	(Zip Code)

(913) 814-9988

Registrant’s telephone number, including area code:

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 20, 2018, QTS Realty Trust, Inc. (the “Company”) filed a Current Report on Form 8-K announcing the appointment of David Robey to the position of Chief Operating Officer of the Company and QualityTech, LP, the Company’s operating partnership (the “Operating Partnership”), in connection with the Company’s previously announced restructuring plan.  That Current Report on Form 8-K also reported that, although Mr. Robey assumed the role of Chief Operating Officer on February 21, 2018, the Company and Mr. Robey had not, at that time, entered into an employment agreement reflecting Mr. Robey’s new position and any changes in compensation, but would file a subsequent Current Report on Form 8-K in such event.

On March 15, 2018, the Company, the Operating Partnership and Quality Technology Services, LLC entered into an employment agreement with Mr. Robey (the “Employment Agreement”).

Under the Employment Agreement, Mr. Robey serves as Chief Operating Officer of the Company and the Operating Partnership.  The Employment Agreement provides for an initial term of two years, expiring March 15, 2020, with automatic renewal terms of two years each unless either party gives a non-renewal notice within a specified time frame.  The Employment Agreement provides for a base salary of $300,000 and a bonus opportunity for threshold performance targeted at 50% of base salary (with additional amounts being paid for exceptional performance as determined by the Compensation Committee), four weeks paid vacation and certain other benefits.  In addition, the Employment Agreement provides that the executive will be eligible to receive grants of equity awards, typically subject to three-year time-based vesting, with a target award value of 100% of the executive’s respective base salary. A performance-based component with a different vesting schedule also may be included in the grants of equity awards.

The Employment Agreement provides that if the executive’s employment is terminated by the Company without “cause” (including nonrenewal by the Company of the agreement upon expiration) or by the executive for “good reason,” the executive will, upon execution of a release reasonably acceptable to the Company, be eligible to receive the following severance benefits in addition to his “accrued compensation”:

•                  one year of base pay plus the target bonus in effect on the termination date;

•                  all bonus amounts earned but not yet paid for the year prior to the year in which the termination date occurs;

•                  full vesting of any equity awards that would otherwise vest during the then-current term of the agreement;

•                  reimbursement for premiums  for 18 months of COBRA coverage if the executive elects COBRA coverage; and

•                  outplacement services and support for a period of one year.

However, if any such termination occurs within two years following a “change in control,” the executive will be eligible to receive the following benefits (in lieu of the benefits listed above) in addition to his “accrued compensation”:

•                  an amount equal to the sum of (A) two times his base salary in effect on the date of the change in control or the date of the termination, whichever is higher, and (B) two times his annual bonus on date of termination or date of change in control, whichever is higher, calculated based on maximum bonus available assuming all performance goals are fully met;

•                  reimbursement of the cost of health, disability and accidental death, and dismemberment insurance in an amount not less than that provided at the time of the executive’s termination or, if greater, on the date on which the change in control occurred, until the earlier of (x) the date on which the executive becomes eligible to receive substantially the same or greater benefits from another employer or (y) the second anniversary of the date of the termination; and

•                  one year of outplacement services and support.

In addition, if the Employment Agreement is terminated following death or disability of an executive, the executive will be eligible to receive all “accrued compensation” and, if not previously vested in full, all equity awards granted to the executive will fully vest as of the termination date.

In the event the Employment Agreement is terminated by the Company with “cause” or by the executive without “good reason,” the Company will be obligated to pay the executive all “accrued compensation.”

Each Other Employment Agreement generally defines:

•                  “change in control” as (i) any transaction that results in any person (as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), other than current stockholders of the Company, becoming the beneficial owner (as defined in the Exchange Act), directly or indirectly, of securities representing 25% or more of the then-combined voting power of the Company’s then-outstanding voting securities, (ii) individuals who, at the beginning of any 12-month period, constitute the Company’s board of directors cease for any reason to constitute a majority of Company’s board of directors at the end of such 12-month period, treating any individual whose election or nomination was approved by a majority of the incumbent directors as an incumbent director for this purpose, (iii) a merger, consolidation or recapitalization other than one following which voting securities prior to the transaction continue to represent more than 75% of the Company’s (or surviving entity’s) voting securities after the transaction, or (iv) a sale of all or substantially all of Company’s assets in one transaction or a series of transactions over a 12-month period;

•                  “cause” as the executive’s (i) conviction of, or pleading guilty or nolo contendere to, a crime involving dishonesty or moral turpitude; (ii) any commission by the executive of an act of dishonesty, theft, fraud or embezzlement; or (iii) any willful act that has a significant adverse effect on the Company’s reputation;

•                  “good reason” as (i) a material diminution in the executive’s authority, duties or responsibilities, or any significant adverse change in his title, as identified above, (ii) a material diminution in the executive’s base compensation, as in effect from time to time; (iii) movement of the executive’s place of employment more than fifty miles from his assigned location, or (iv) the failure of any successor to the Company to assume the agreement; and

•                  “accrued compensation” as (i) the executive’s salary through the termination date to the extent not theretofore paid, (ii) the amount of any accrued but unused vacation pay, (iii) any business expense reimbursements incurred by the executive as of the termination date and duly submitted for reimbursement, and (iv) any performance or discretionary bonus earned or declared for a bonus period ending before the termination date but not yet paid.

The Employment Agreement includes a non-compete covenant providing that during the term and for a period of one year following termination, the executive may not (a) directly or indirectly, engage in any business involving the development, construction, acquisition, ownership or operation of data center properties, colocation facilities and/or the provision of managed or cloud services, whether such business is conducted by the executive individually or as a principal, partner, member, stockholder, joint venturer, director, trustee, officer, employee, consultant, advisor or independent contractor of any person or (b) own any interests in any data center facilities, colocation facilities or managed or cloud service providers in the United States, other than up to five percent of the outstanding shares of any public company. Moreover, the Employment Agreement provides that, during the term and for a one-year period following termination, the executive will not solicit any of the Company’s customers for data center space within the United States, encourage any of the Company’s customers to reduce their patronage of the Company, solicit or hire, other than clerical employees, any of the Company’s current employees or independent contractors (or authorize or knowingly cooperate with other persons taking such action ) or former employees or independent contractors who left employment within the prior year, or encourage any of the Company’s employees to leave their employment with us. Finally, the Employment Agreement includes a confidentiality covenant on the part of the executive and a covenant that both the Company and the executive agree not to talk about or otherwise communicate to any third parties in a malicious, disparaging or defamatory manner regarding the other.

The foregoing description of the Employment Agreement does not purport to be complete, and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is attached hereto as Exhibits 10.1 and incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description

10.1	Employment Agreement, dated March 15, 2018, by and among QTS Realty Trust, Inc., QualityTech, LP, Quality Technology Services, LLC and David Robey.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QTS Realty Trust, Inc.

DATE: March 20, 2018	By:	/s/ Shirley E. Goza
Shirley E. Goza
Secretary, Vice President and General Counsel

QualityTech, LP

By: QTS Realty Trust, Inc.,
its general partner

DATE: March 20, 2018	By:	/s/ Shirley E. Goza
Shirley E. Goza
Secretary, Vice President and General Counsel